Exhibit 99.1

DANAHER REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2010 RESULTS

WASHINGTON, D.C., January 27, 2011 — Danaher Corporation (NYSE:DHR) announced today that GAAP net earnings for the quarter ended December 31, 2010 were $473.9 million, or $0.69 per diluted share, a 72.5% increase over GAAP diluted net earnings per share of $0.40 for the fourth quarter 2009. On a non-GAAP basis, which reflects the adjustments identified in the attached reconciliation schedule, 2010 fourth quarter adjusted net earnings were $455.4 million, or $0.67 per diluted share, a 19.5% increase over 2009 fourth quarter adjusted diluted net earnings per share of $0.56. Sales for the 2010 fourth quarter were $3.6 billion, 15% higher than the $3.1 billion reported for the 2009 fourth quarter. Core revenues increased 13% in the quarter compared to the fourth quarter of 2009.

GAAP net earnings for the full year 2010 were $1.8 billion, or $2.64 per diluted share, compared with GAAP net earnings of $1.2 billion, or $1.73 per diluted share for the full year 2009. Revenues for the full year 2010 were $13.2 billion compared to $11.2 billion for the full year 2009, an increase of 18%. Core revenues increased 11.5% for the full year 2010 compared to the full year 2009.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “2010 was an outstanding year for Danaher. We continued to evolve the portfolio toward higher growth, higher technology, more global businesses serving markets where our brands are clear leaders. The investments we have made in innovation and emerging markets are driving growth and share gains. We generated $1.87 billion of free cash flow in 2010 and continue to seek to deploy our cash back into the business through acquisitions. We believe we are well positioned heading into 2011”.

Danaher will discuss its results during its investor conference call today starting at 8:00 a.m. EST. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website at www.danaher.com. A replay of the webcast can be accessed on the “Investors” section of Danaher’s website (under the subheading “Investor Events”) shortly after the conclusion of the presentation, and the webcast will remain available until the next quarterly earnings call. The conference call can be accessed by dialing 888-857-6931 within the U.S. or 719-457-1529 outside the U.S. a few minutes before the 8:00 a.m. EST start and telling the operator that you are dialing in for Danaher’s earnings conference call (access code 4535370). ). A replay of the conference call will be available shortly after the conclusion of the call and through Tuesday, February 1, 2011. You can access the replay by dialing 888-203-1112 within the U.S. or 719-457-0820 outside the U.S. with the access code 4535370.

In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Earnings”.

* * *

Danaher is a diversified technology leader that designs, manufactures, and markets innovative products and services to professional, medical, industrial, and commercial customers. Our portfolio of premier brands is among the most highly recognized in each of the markets we serve. Driven by a foundation provided by the Danaher Business System, our 48,000 associates serve customers in more than 125 countries and generated $13.2 billion of revenue in 2010. For more information please visit our website: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

Statements in this release that are not strictly historical, including the statements regarding the growth and technology profile of the Company’s business portfolio, the impact of the Company’s investments in innovation and emerging markets, the Company’s positioning and expectations for 2011 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, uncertainty in the economy and financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions, contingent liabilities relating to acquisitions, risks relating to potential impairment of goodwill and other long-lived assets, currency exchange rates, our compliance with applicable laws and regulations and changes in applicable laws and regulations, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental matters, risks relating to product defects and recalls, the impact of our debt obligations on our operations, pension plan costs, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, legislative health care reform and other changes in health care industry, labor matters, our relationships with and the performance of our channel partners, risks relating to man-made and natural disasters, our ability to achieve projected cost reductions and growth, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2009 Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the third quarter of 2010. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Please contact:

Matt R. McGrew

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue

Washington, D.C. 20006

Telephone: (202) 828-0850

Fax:            (202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited)

($ in thousands, except per share amounts)

	Three Months Ended		Year Ended
	12/31/10	12/31/09	12/31/10	12/31/09

Sales	$3,609,268	$3,132,892	$13,202,602	$11,184,938
Cost of sales	1,768,797	1,694,507	6,575,812	5,904,718

Gross profit	1,840,471	1,438,385	6,626,790	5,280,220

Operating costs and other:
Selling, general and administrative expenses	1,004,173	890,455	3,673,703	3,190,211
Research and development expenses	222,008	154,216	809,481	632,651
Earnings from unconsolidated joint venture	(12,218)	—	(22,768)	—
Other income	—	—	—	(85,118)

Operating profit	626,508	393,714	2,166,374	1,542,476

Non-operating income (expense):
Gain on contribution of businesses to joint venture	—	—	291,037	—
Interest expense	(28,647)	(35,428)	(120,775)	(122,656)
Interest income	1,700	1,649	6,069	5,034

Earnings before income taxes	599,561	359,935	2,342,705	1,424,854

Income taxes	(125,705)	(93,000)	(549,705)	(273,150)

Net earnings	$473,856	$266,935	$1,793,000	$1,151,704

Net earnings per share:
Basic	$0.72	$0.41	$2.74	$1.80

Diluted	$0.69	$0.40	$2.64	$1.73

Average common stock and common equivalent shares outstanding:
Basic	656,733	645,432	653,194	641,530
Diluted	687,207	677,360	683,275	671,484

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

As of December 31 ($ and shares in thousands)

ASSETS	2010	2009

Current Assets:
Cash and equivalents	$1,632,980	$1,721,920
Trade accounts receivable, less allowance for doubtful accounts of $136,648 and $133,103, respectively	2,218,975	1,916,831
Inventories	1,225,151	993,016
Prepaid expenses and other current assets	652,407	588,861

Total current assets	5,729,513	5,220,628

Property, plant and equipment, net	1,192,303	1,143,331
Investment in joint venture	511,283	—
Other assets	701,127	758,035
Goodwill	10,758,402	9,817,923
Other intangible assets, net	3,324,502	2,655,503

Total assets	$22,217,130	$19,595,420

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$40,761	$44,186
Trade accounts payable	1,215,818	1,051,487
Accrued expenses and other liabilities	2,048,175	1,665,287

Total current liabilities	3,304,754	2,760,960

Other long-term liabilities	2,355,703	2,315,261
Long-term debt	2,783,907	2,889,023
Stockholders’ equity:
Common stock - $0.01 par value, 1 billion shares authorized; 729,516 and 717,844 issued; 656,360 and 645,470 outstanding, respectively	7,295	3,589
Additional paid-in capital	2,412,401	2,074,501
Retained earnings	10,945,928	9,205,142
Accumulated other comprehensive income (loss)	345,386	346,944

Total Danaher stockholders’ equity	13,711,010	11,630,176
Non-controlling interest	61,756	—

Total stockholders’ equity	13,772,766	11,630,176

Total liabilities and stockholders’ equity	$22,217,130	$19,595,420

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

Year Ended December 31 ($ in thousands)

	2010	2009
Cash flows from operating activities:
Net earnings	$1,793,000	$1,151,704
Non-cash items:
Depreciation	197,998	184,524
Amortization	199,084	157,063
Stock compensation expense	88,122	87,350
Earnings from unconsolidated joint venture	(22,768)	—
Pre-tax gain on contribution of businesses to joint venture	(291,037)	—
Consideration received in shares	—	(84,749)
Change in deferred income taxes	43,353	(154,098)
Change in trade accounts receivable, net	(262,123)	106,132
Change in inventories	(166,454)	211,595
Change in accounts payable	224,711	(89,853)
Change in prepaid expenses and other assets	70,715	142,396
Change in accrued expenses and other liabilities	209,750	88,770

Net cash flows from operating activities	2,084,351	1,800,834

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(217,328)	(188,547)
Proceeds from disposals of property, plant and equipment	1,559	6,090
Proceeds from contribution of businesses to joint venture	56,542	—
Cash paid for acquisitions	(2,129,652)	(703,511)
Cash paid for other investments	—	(66,768)
Proceeds from divestitures	—	9,795

Net cash used in investing activities	(2,288,879)	(942,941)

Cash flows from financing activities:
Proceeds from issuance of common stock	178,406	174,233
Payment of dividends	(52,214)	(41,717)
Purchase of treasury stock	—	—
Net (repayments) proceeds of borrowings (maturities of 90 days or less)	—	(445,711)
Proceeds of borrowings (maturities longer than 90 days)	—	744,615
Repayments of borrowings (maturities longer than 90 days)	(9,388)	(24,188)

Net cash provided by (used in) financing activities	116,804	407,232

Effect of exchange rate changes on cash and equivalents	(1,216)	63,941

Net change in cash and equivalents	(88,940)	1,329,066

Beginning balance of cash and equivalents	1,721,920	392,854

Ending balance of cash and equivalents	$1,632,980	$1,721,920

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

SEGMENT INFORMATION

($ in millions, unaudited)

Sales	Three Months Ended		Year Ended
	12/31/10	12/31/09	12/31/10	12/31/09
Test & Measurement	$801.4	$597.9	$2,832.9	$2,221.3
Environmental	751.7	699.6	2,738.0	2,418.7
Life Sciences & Diagnostics	681.9	432.1	2,298.3	1,484.9
Dental	521.5	489.0	1,824.6	1,657.0
Industrial Technologies	852.8	747.8	3,193.2	2,795.1
Businesses contributed to Apex JV attributable to periods prior to contribution	—	166.5	315.6	607.9

	$3,609.3	$3,132.9	$13,202.6	$11,184.9

Operating Profit

Test & Measurement	$158.8	$111.1	$572.9	$301.4
Environmental	166.3	127.1	564.3	471.0
Life Sciences & Diagnostics	89.6	54.3	227.9	179.6
Dental	63.2	23.7	203.3	215.9
Industrial Technologies	161.3	89.2	630.1	400.2
Businesses contributed to Apex joint venture:
Attributable to periods prior to contribution	—	11.3	41.5	63.9
Equity method earnings subsequent to JV formation	12.2	—	22.8	—
Other	(24.9)	(23.0)	(96.4)	(89.6)

	$626.5	$393.7	$2,166.4	$1,542.4

Operating Margins

Test & Measurement	19.8%	18.6%	20.2%	13.6%
Environmental	22.1%	18.2%	20.6%	19.5%
Life Sciences & Diagnostics	13.1%	12.6%	9.9%	12.1%
Dental	12.1%	4.8%	11.1%	13.0%
Industrial Technologies	18.9%	11.9%	19.7%	14.3%

Total	17.4%	12.6%	16.4%	13.8%

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information

DANAHER CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in 000’s except per share data)

	Three Months Ended			Year Ended
Adjusted Net Earnings	December 31, 2010	December 31, 2009	% Change	December 31, 2010	December 31, 2009	% Change

Net Earnings (GAAP)	$473,856	$266,935	77.5%	$1,793,000	$1,151,704	55.7%

Acquisition-related transaction costs deemed significant ($0 and $8 million pre-tax for the three months and year ended December 31, 2010, respectively, and $12 million and $24 million pre-tax for the three months and year ended December 31, 2009, respectively), and fair value adjustments to acquisition related inventory and deferred revenue balances ($8 million and $54 million pre-tax for the three months and year ended December 31, 2010, respectively, and $3 million and $13 million pre-tax for the three months and year ended December 31, 2009, respectively) (“Acquisition Related Costs”)	5,774	14,250		46,445	31,767

Gain on contribution of assets to Apex joint venture ($291 million pre-tax for year ended December 31, 2010) (“Joint Venture Gain”)	—	—		(232,200)	—

Gains from net reduction in income tax reserves, other discrete tax items and reduction of effective tax rate (“Income Tax Items”)	(24,185)	—		(42,798)	(97,229)

Gain on intellectual property litigation settlement with Align Technology, Inc ($85 million pre-tax for the year ended December 31, 2009) (“Align Settlement Gain)	—	—		—	(53,412)

Restructuring charges in excess of amounts originally budgeted for the applicable period ($125 million and $190 million pre-tax for the three months and year ended December 31, 2009, respectively) (“Additional Restructurings”)	—	93,750		—	144,365

Adjusted Net Earnings (Non-GAAP)	$455,445	$374,935	21.5%	$1,564,447	$1,177,195	32.9%

Adjusted Diluted Net Earnings Per Share

Net Earnings Per Diluted Share (GAAP)	$0.69	$0.40	72.5%	$2.64	$1.73	52.6%

Acquisition Related Costs	0.01	0.02		0.07	0.05

Joint Venture Gain	—	—		(0.34)	—

Income Tax Items	(0.03)	—		(0.06)	(0.15)

Align Settlement Gain	—	—		—	(0.08)

Additional Restructurings	—	0.14		—	0.22

Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.67	$0.56	19.6%	$2.31	$1.77	30.5%

Core Revenue Growth

Components of Sales Growth	Three Months Ended December 31, 2010 vs. Comparable 2009 Period	Year Ended December 31, 2010 vs. Comparable 2009 Period

Core (non-GAAP)	13.0%	11.5%
Acquisitions (non-GAAP)	3.5%	7.0%
Impact of currency translation (non-GAAP)	-1.5%	-0.5%

Total Sales Growth (GAAP)	15.0%	18.0%

Free Cash Flow

Year Ended December 31, 2010

Operating Cash Flow (GAAP)	$2,084,351
Less: Purchases of Property, Plant & Equipment	(217,328)

Free Cash Flow (Non-GAAP)	$1,867,023

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share

We disclose the non-GAAP measures of adjusted net earnings and adjusted diluted net earnings per share, which refer to GAAP net earnings and GAAP diluted net earnings per share, respectively, excluding the items identified in the reconciliation schedule above. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these measures provide useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better understand the long-term profitability trends of our business, and facilitate easier comparisons of our profitability to prior and future periods and to our peers. The items described above have been excluded from these measures because items of this nature and/or size occur with inconsistent frequency, for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. At the beginning of 2010, management communicated that it expects to incur approximately $35 million (approximately $0.04 per share) of acquisition-related transaction costs during 2010. Acquisition-related transaction costs incurred during a quarter in excess of $13.5 million (approximately $0.02 per share) are deemed significant.

The Company estimates the tax effect of the items identified in the reconciliation schedule above by applying the Company’s overall estimated effective tax rate to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Core Revenue and Core Revenue Growth

We use the term “core revenue” or “sales from existing businesses” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisition sales”), (2) second half 2009 sales attributable to the businesses contributed to the Apex joint venture, and (3) the impact of currency translation. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in GAAP revenue (excluding acquisition sales and second half 2009 sales attributable to the businesses contributed to the Apex joint venture) and (b) the period-to-period change in revenue (excluding acquisition sales and second half 2009 sales attributable to the businesses contributed to the Apex joint venture) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these measures provide useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of currency translation from these measures because currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of the second half 2009 sales attributable to the businesses contributed to the Apex joint venture because as a result of application of the equity method of accounting beginning with the formation of the joint venture on July 4, 2010, the Company did not recognize sales from those businesses in the second half of 2010.

Free Cash Flow

We disclose the non-GAAP measure of free cash flow, defined above. This measure should be considered in addition to, and not as a replacement for or superior to, GAAP operating cash flow, and may not be comparable to similarly titled measures reported by other companies.

Management believes that this measure provides useful information to investors by reflecting additional ways of viewing Danaher’s operations that, when reconciled to GAAP operating cash flow, help our investors to better understand the strength of Danaher’s earnings as well as Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in the business and grow the business through acquisitions and other strategic opportunities. A limitation of Danaher’s free cash flow measure is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures.